Exhibit 10
The Shareholders and Board of Trustees
USAA Investment Trust

We consent to the use of our reports dated July 2, 1998, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                               /s/ KPMG Peat Marwick LLP
                                               -------------------------
                                               KPMG PEAT MARWICK LLP

San Antonio, Texas
July 31,1998